EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as Chief Financial Officer of Quaker City Bancorp, Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that based on his knowledge:

1.	the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2004

/s/ Dwight L. Wilson
Dwight L. Wilson
Chief Financial Officer

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Quaker City Bancorp, Inc. and will be retained by Quaker City Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon its request.